UNSECURED PROMISSORY NOTE

Effective April 6, 2012

Name of Investor:

Amount of Investment (“Principal Amount”): $

FOR VALUE RECEIVED, VACCINOGEN, INC., a Maryland corporation (“Borrower”), promises to pay to the order of the investor named above (“Investor”), the Principal Amount set forth above and the Interest Payment (as defined below), pursuant to the terms and conditions of this Unsecured Promissory Note (this “Note”).

1.          Related Notes. This Note is one of several Unsecured Promissory Notes (collectively, the “Related Notes”) being issued contemporaneously by Borrower to several investors. The aggregate principal amount of all the Related Notes is $1,000,000. As used herein, the term “Interest Payment” shall mean an additional amount equal to the Principal Amount. For example, if the Principal Amount of this Note is $20,000, the Interest Payment would be an additional $20,000 and the total amount due and payable on the Maturity Date (as defined below) would be $40,000. As used herein, the term “Maturity Date” shall mean a date, after the date hereof, on which a transaction occurs involving the issuance or sale of additional shares of capital stock, or securities directly or indirectly convertible or exchangeable for capital stock, of Borrower that results in at least $20,000,000 in gross proceeds to Borrower.

2.          Repayment. Borrower shall repay the Principal Amount and pay the Interest Payment on the Maturity Date. There is no guarantee that the maturity date will occur and if the Maturity Date does not occur Borrower will have no obligation to repay the Principal Amount to Investor or make the Interest Payment to Investor.

3.          Application and Place of Payments. All payments made on account of this Note shall be applied first to the payment of any expenses of collection then due hereunder, second to the payment of Interest Payment then due hereunder, and the remainder shall be applied to the unpaid Principal Amount. All payments on account of this Note shall be made in lawful money of the United States of America payable to Investor at Investor’s address set forth on the signature page of this Note, or at such other place(s) as Investor may at any time and from time to time designate in writing to Borrower.

4.          REPRESENTATIONS AND WARRANTIES OF INVESTOR AND CERTAIN RISK FACTORS RELATING TO NOTE. REPRESENTATION AND WARRANTIES OF INVESTOR AND CERTAIN RISK FACTORS RELATING TO THE NOTE ARE SUMMARIZED IN ANNEX A.

5.          Events of Default. The occurrence of the following event shall constitute an event of default (“Event of Default”) under the terms of this Note: the failure of Borrower to make any payment under this Note within fifteen (15) days after the Maturity Date.

6.          No Assignments; Successors and Assigns. Neither Borrower nor Investor shall assign this Note or any rights hereunder, or delegate any duties hereunder, without the prior written consent of the other party. This Note shall be binding upon, and shall inure to the benefit of, Borrower and Investor and their respective successors and permitted assigns.

7.          WAIVER OF JURY TRIAL. BORROWER AND INVESTOR WAIVE ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DEFENSE OR SUIT OF ANY KIND OR NATURE ARISING FROM OR RELATING TO THIS NOTE. BORROWER AND INVESTOR ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THEY MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE.

8.          Business Days. If any amount due hereunder is due on a date that is not a Business Day (defined below), such amount shall be due and payable in the next Business Day following such date. As used herein, “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized or required by law to close in Baltimore, Maryland.

9.          Waiver of Presentment, Etc. Borrower, for itself and its successors and assigns, hereby waives presentment and demand for payment, protest or notice of protest and nonpayment of this Note. From time to time, without affecting the obligation of Borrower to pay the outstanding Principal Amount of this Note, Investor may, at the option of Investor, extend the time for payment of principal hereof, reduce the payments hereunder, release anyone liable on this Note, accept a renewal of this Note, join in any extension or subordination, or exercise any option or election hereunder. No one or more of such actions shall constitute a novation.

10.        Costs of Collection. Borrower hereby agrees to pay all costs and expenses (including court costs and reasonable attorneys’ fees, whether or not litigation is commenced) incurred by Investor in collecting or attempting to collect or enforce its rights under this Note.

11.        Rights and Remedies Cumulative. Each right, power and remedy of Investor specified herein or available at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or available at law or in equity and the exercise or beginning of the exercise by Investor of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Investor of any or all other rights, powers or remedies.

12.        Governing Law; Venue. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of laws. The parties hereto consent to the exclusive jurisdiction and venue of the state and federal courts sitting in the State of Maryland in any action or judicial proceeding brought to construe, collect or otherwise enforce this Note, and waive any right to challenge or contest such jurisdiction and venue. It is expressly stipulated and agreed that the investment evidenced by this Note is a “commercial loan” as defined in the Commercial Law Article of the Annotated Code of Maryland.

13.        Notices. Any notices or other communications required or permitted hereunder shall be in writing and sent by hand delivery, by UPS or FedEx next-day service, or by registered or certified mail with return receipt requested, postage prepaid to the appropriate address designated below (or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance herewith):

To Borrower:	Vaccinogen, Inc.
5300 Westview Drive, Suite 406
Frederick, Maryland 21703
Attention: Andrew L. Tussing

To Investor:	To the address set forth on the signature page of this Note.

14.       Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed on its behalf by its duly authorized officer as of the day and year first above written.

VACCINOGEN, INC.

By:
Name:
Title:

By signing below, Investor hereby acknowledges and agrees with the terms of this Note, including without limitation, the representations and warranties of Investor contained herein.

Print name of Investor

Signature of Investor, or of an authorized officer of Investor if Investor is not a natural person

Address for notices to Investor:

If Investor is not a natural person, complete the following:

Print name of signatory:

Print title of signatory:

Signature Page to Unsecured Promissory Note

ANNEX A

REPRESENTATION AND WARRANTIES OF INVESTOR AND CERTAIN RISK FACTORS OF INVESTMENT

REPRESENTATIONS AND WARRANTIES OF INVESTOR. INVESTOR HEREBY REPRESENTS AND WARRANTS TO BORROWER AS FOLLOWS:

(a)          INVESTOR UNDERSTANDS THAT MAKING THE INVESTMENT DESCRIBED IN THIS NOTE (THE “INVESTMENT”) INVOLVES SIGNIFICANT RISKS, INCLUDING WITHOUT LIMITATION, THE RISKS SUMMARIZED IN THE RISK FACTORS INCLUDED BELOW IN THIS ANNEX A.

(b)          Investor has such knowledge and experience in financial and business matters, including business experience in private investments, so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of making THE INVESTMENT. Investor is able to bear the substantial economic risks of making THE INVESTMENT, including the possibility that Borrower may be unable to repay the entire amount of THE INVESTMENT. INVESTOR CAN BEAR THE ECONOMIC RISK OF THIS INVESTMENT AND CAN AFFORD A COMPLETE LOSS OF ITS INVESTMENT.

(c)          Investor is relying solely on Investor’s own decision, or the advice of Investor’s own advisers, with respect to making THE INVESTMENT, and has neither received nor relied on any communication from Borrower, any affiliate of Borrower, or any person acting on behalf of Borrower or any of its affiliates, regarding any legal, investment or tax advice with respect to THE INVESTMENT.

(d)          Investor has had an opportunity to conduct, and has to the extent desired by Investor conducted, a full due diligence investigation of Borrower and Borrower’s intended use of the proceeds of THE INVESTMENT. Investor has received all due diligence information requested by Borrower in connection with THE INVESTMENT.

(e)          Investor is accepting this Note for Investor’s own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell or otherwise transfer this Note.

(e)          Investor understands that neither this Note nor any of the other Related Notes has been, and will not be, registered under the Securities Act of 1933, as amended (the “33 Act”), or the securities laws of any state OR other jurisdiction. Investor understands that this Note may not be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available.

(f)          INVESTOR IS AN ACCREDITED INVESTOR, AS SUCH TERM IS DEFINED IN RULE 501(a) of REGULATION D PROMULGATED UNDER THE 33 ACT, ON THE BASIS INDICATED IN THE INVESTOR QUESTIONNAIRE ATTACHED HERETO AS ANNEX B.

(g)          INVESTOR HAS RECEIVED, READ CAREFULLY AND UNDERSTANDS THE PRIVATE PLACEMENT MEMORANDUM (“PPM”) RELATING TO THE CURRENT EQUITY CAPITAL OFFERING THE COMPANY IS UNDERTAKING, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C. INVESTOR UNDERSTANDS AND ACKNOWLEDGES THAT THE PPM WAS NOT PREPARED TO SUMMARIZE, OR REFERENCE, THIS NOTE AND IS BEING PROVIDED FOR INVESTOR’S REFERENCE TO BETTER UNDERSTAND THE COMPANY AND ITS OTHER CURRENT CAPITAL RAISING ACTIVITIES.

CERTAIN RISK FACTORS OF INVESTMENT

If we do not raise additional capital, WE WILL NOT BE ABLE TO REPAY THE NOTE AND YOUR ENTIRE INVESTMENT WILL BE LOST.

Because we have no product revenues and the Note is not secured, the sole source of funds to repay your investment is from the proceeds (if any) of an additional financing. We do not have any committed sources of financing and there is no assurance that additional financing will be made available to us. If no additional financing is made available to us, your entire investment will be lost.

No Collateral and No Guaranty to Secure Loan

The Note is not secured by any collateral. Vaccinogen is solely responsible for repayment of the Investment, and no other person has agreed to guarantee Vaccinogen’s obligations under the Note. As a result, you will have no recourse against any party other than Vaccinogen and if Vaccinogen is unable to raise funds through an additional financing there will be no funds available to make payments under this Note.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES FROM CONTINUING OPERATIONS AND EXPECT TO CONTINUE SUCH LOSSES FOR THE FORESEEABLE FUTURE.

Since our inception, our expenses have substantially exceeded our revenues, resulting in continuing losses and an accumulated deficit. Because we presently have no product revenues and we are committed to continuing our product research, development and commercialization programs, we will continue to experience significant operating losses unless and until we complete the development of OncoVAX and other new products and these products have been clinically tested, approved by the FDA and successfully marketed.

We have devoted our resources to developing a new generation of products but will not be able to market these products until we have completed clinical testing and obtain all necessary governmental approvals. In addition, our products are still in development and testing and cannot be marketed until we have completed clinical testing and obtained necessary governmental approval. Accordingly, our revenue sources are, and will remain, extremely limited until our products are clinically tested, approved by the FDA and successfully marketed. We cannot guarantee that our product will be successfully tested, approved by the FDA or marketed, successfully or otherwise, at any time in the foreseeable future or at all.

If we do not raise additional capital, we will not be able to complete the development, testing and commercialization of our treatment systems OR CONTINUE AS A GOING CONCERN.

To complete the development and commercialization of our product, we will need to raise substantial amounts of additional capital. We do not have any committed sources of financing and we cannot offer any assurances that additional funding will be available in a timely manner, on acceptable terms or at all.

In the event we cannot raise sufficient capital, we may be required to delay, scale back or eliminate certain aspects of our operations or attempt to obtain funds through unfavorable arrangements with partners or others that may force us to relinquish rights to certain of our technologies, products or potential markets or that could impose onerous financial or other terms. Furthermore, if we cannot fund our ongoing development and other operating requirements we may no longer be able to continue as a going concern.

For additional discussion of our business and the risks associated with an investment in Vaccinogen, please carefully review the PPM attached hereto as Annex C and the “Risk Factors” included therein.

ANNEX B

ACCREDITED INVESTOR QUESTIONNAIRE

You represent and warrant to Vaccinogen, Inc., a Maryland corporation (the “Company”), that you come within one of the categories marked below, and that for any category marked, you have truthfully set forth the factual basis or reason you come within that category.

A.	Please mark each applicable box:

a.	You are: a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “’33 Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the ‘33 Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the “’34 Act”); an insurance company as defined in section 2(13) of the ‘33 Act; an investment company registered under the Investment Company Act of 1940 (the “’40 Act”) or a business development company as defined in section 2(a)(48) of the ‘40 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and the investment decisions are made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

______________________________________________________

______________________________________________________

(describe entity)

b.	You are a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

c.	You are a natural person (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with your spouse, presently exceeds US$1,000,000. The term "net worth" means the excess of total assets over total liabilities. In computing net worth, the value of your principal residence and any indebtedness secured by your principal residence may not be included; other than (1) debt secured by your primary residence that exceeds the fair market value of your primary residence, or (2) debt secured by your primary residence that you borrowed within the past 60 days not for the purpose of purchasing your primary residence

d.	You are a natural person who had an individual income in excess of US$200,000, or joint income with your spouse in excess of US$300,000 in each of the last two calendar years, and you reasonably expect to reach the same income level in the current calendar year.

e.	You are a director or executive officer of the Company.

f.	You are a corporation, partnership, limited liability company, business trust, or a non-profit organization within the meaning of Section 501(c)(3) of the United States Internal Revenue Code, in each case not formed for the specific purpose of potentially making an investment in connection herewith and with total assets in excess of US$5,000,000.

______________________________________________________

______________________________________________________

(describe entity)

g.	You are a trust (not formed for the specific purpose of potentially making an investment in connection herewith) with total assets in excess of US$5,000,000, where the purchase is directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) promulgated under the Securities Act of 1933. Such “sophisticated person” has the knowledge and experience in financial and business matters to capably evaluate the merits and risks of the prospective investment.

h.	You are an entity all the equity owners of which are “accredited investors” within one or more of the above categories.

_______________________________________________

________________________________________________

(describe entity)

i.	You are not a “U.S. Person” as defined in Rule 902 promulgated under the ’33 Act.

B.	OTHER QUESTIONS

If the subscriber is a partnership, limited liability company, grantor trust or “S” corporation, please mark each applicable box:

You have assets of substantial value other than your investment in the Company.

You were not formed for the principal purpose of investing in the Company.

IN WITNESS WHEREOF, the party below has executed this Accredited Investor Questionnaire as of the date provided below.

FOR ENTITIES:

Name of Entity: _______________________________________

Signature: ____________________________________________

By: _________________________________________________

Title: _______________________________________________

Date: __________________________________

Primary Business Address: ________________________________________________________

State of Organization: _______________________________________

FOR NATURAL PERSON:

Name (PRINT): _______________________________________

Signature: ____________________________________________

Date: ________________________

State and Country of Residence: ________________________________